Exhibit 1.1

EXECUTION VERSION

TEAM HEALTH HOLDINGS, INC.

(a Delaware corporation)

9,633,107 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: February 12, 2013

TEAM HEALTH HOLDINGS, INC.

(a Delaware corporation)

9,633,107 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

February 12, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Team Health Holdings, Inc., a Delaware corporation (the “Company”), and the persons named in Schedule B hereto (each, a “Selling Shareholder” and together, the “Selling Shareholders”) confirm their respective agreements with Barclays Capital Inc. and Citigroup Global Markets Inc. (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A and B hereto. The aforesaid shares of Common Stock to be purchased by the Underwriters are hereinafter called the “Securities”.

The Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-182406) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when the Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The Registration Statement and any amendments thereto, at its effective time and at the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), as of its date and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m. (Eastern time) on February 12, 2013 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic roadshow”, as defined in Rule 433(h), in compliance with Rule 433(d)(8)(ii)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Well-Known Seasoned Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act Regulations (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(iii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act, to the extent applicable.

(iv) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or any increase in long-term debt of the Company or its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) Organization and Good Standing. The Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) have been duly organized and are validly existing and in good standing (if applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (if applicable), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and joint ventures listed in Schedule F to this Agreement.

(vi) Capitalization. The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(viii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Selling Shareholders have been duly authorized and are fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the Securities are not subject to any preemptive or other similar rights.

(ix) Descriptions of the Transaction Agreements. Each of the agreements described under the headings “Item 13. Certain Relationships and Related Transactions, and Director Independence” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (filed with the Commission on February 8, 2013) (the “Transaction Agreements”) conforms in all material respects to the descriptions thereof incorporated by reference in the Prospectus.

(x) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are bound or to which any of the property or assets of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) No Conflicts. The execution, delivery and performance by the Company of this Agreement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect.

(xii) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xiii) Legal Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(xiv) Independent Accountants. Ernst & Young LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(xv) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) as created pursuant to that certain credit agreement (as amended, the “Credit Agreement”), dated as of June 29, 2011, among the Company, Team Health, Inc., JPMorgan Chase Bank, N.A., the other lenders party thereto and J.P. Morgan Securities LLC, Barclays Capital, Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as amended.

(xvi) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with any such rights of others except for any such conflicts as would not reasonably be expected to result in a Material Adverse Effect, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(xvii) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus none of them will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(xviii) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and paid all taxes due thereon to the extent that any taxes are due and payable, except for any tax that is currently being contested in good faith or taxes the failure of which to pay would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except as would not reasonably be expected to have a Material Adverse Effect.

(xix) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or, to the knowledge of the Company, that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xx) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except, in each case, for any labor dispute or disturbance as would not reasonably be expected to have a Material Adverse Effect.

(xxi) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability or costs, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to meet the minimum “accumulated funding standard deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except in the cases of (i), (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(xxiii) Registration Rights. Other than those rights that have been waived pursuant to, or stated as exercised in, the Waiver Agreement, dated as of February 11, 2013, and except as described or incorporated by reference in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxiv) Accounting Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(xxvi) Insurance. The Company and its subsidiaries have insurance or self-insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers or to provide self-insurance as may be necessary to continue its business.

(xxvii) No Unlawful Payments. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxviii) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and as provided by the Credit Agreement, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxix) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxx) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in violation of applicable law.

(xxxi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxiii) Compliance With Ownership and Operation Statutes, Rules and Regulations. Without limiting the generality of any other representation and warranty contained herein and except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, neither (a) the Company, (b) any subsidiary of the Company, nor (c) any affiliated entity, including without limitation any professional corporation, partnership or association, with which the Company or any of its subsidiaries contracts and through which services are provided (each of (a), (b) and (c), a “Group Member” and collectively, the “Group Members”) has violated any federal, state or local statutes, rules or regulations governing the ownership or operation of physician-staffing companies or any other health care related statutes, rules or regulations. To the Company’s knowledge, all coding for services to patients is done in material compliance with all applicable laws and regulations. Except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, no Group Member has engaged in a pattern or practice of making payments unlawfully intended to obtain or induce patient referrals for any of their operations. To the Company’s knowledge, all Group Members are in material compliance with all requirements applicable to them under the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder (“HIPAA”).

(xxxiv) Compliance With Anti-Fraud and Self-Referral Laws and Regulations. Without limiting the generality of any other representation and warranty contained herein, to the Company’s knowledge, no Group Member has received any indication or notice, written or oral, from representatives of the Medicare, Medicaid or Tricare programs (collectively, the “Programs”) or any other federal or state agency that any of the Group Members’ agreements or arrangements are contrary to any federal or state fraud and abuse laws or regulations or federal or state self-referral laws or regulations. To the Company’s knowledge, any Group Members providing items or services are eligible to participate in the Programs. To the Company’s knowledge, the Group Members employ personnel familiar with the various laws and regulations governing reimbursement under the Programs and conduct periodic audits of the Group Members’ billing and collection procedures. To the Company’s knowledge, (i) each Group Member is in substantial compliance with any anti-kickback statute, false claims statute, statute or regulation regarding overpayments, or other federal or state fraud and abuse laws and regulations or federal or state self-referral laws and regulations; and (ii) except as otherwise indicated in the Registration Statement, the General Disclosure Package and the Prospectus, no Group Member has received any indication or notice, written or oral, from representatives of the Programs or any other federal or state agency that any of the Group Members’ claims filing procedures or billing procedures are being or will be audited.

(xxxv) Compliance with Licensure and Fee-Splitting Laws and Regulations. Without limiting the generality of any other representation and warranty contained herein, to the Company’s knowledge, the Group Members are in substantial compliance with the laws and regulations pertaining to (i) physician licensure, (ii) physician fee-splitting in all states in which they are organized and otherwise authorized to conduct business, and (iii) the corporate practice of medicine, and are not engaged, either directly or indirectly, in either the unauthorized or unlicensed practice of medicine or in prohibited physician fee-splitting arrangements except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(xxxvi) Communications with Government Agencies and other Bodies. Without limiting the generality of any representation and warranty contained herein, to the Company’s knowledge, no Group Member, nor any of its employees, nor any individual or business entity with which a Group Member contracts and through which services are provided, has received any indication or notice, written or oral, from representatives of the U.S. Department of Health and Human Services or any other federal or state agency or accrediting body regarding any matters that negatively impact any of them, including but not limited to the revocation, suspension, termination or modification of any applicable licenses, certifications, accreditations or supplier numbers, or exclusion from participation in any federal or state health care programs, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(xxxvii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. To the best knowledge of such Selling Shareholder, (i) the Selling Shareholders Information (as defined below) contained in the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Selling Shareholders Information contained in the Prospectus or the General Disclosure Package does not and will not contain any untrue statement of a material fact and does not or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to the Selling Shareholders Information. Each Underwriter and such Selling Shareholder agrees that “Selling Shareholders Information” consists solely of the information with respect to such Selling Shareholder under the caption “Our Sponsor” under the heading “Prospectus Summary” and under the heading “Selling Security Holders” in each of the General Disclosure Package and the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iii) No Conflicts. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder, if any, (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (iii) conflict with any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder, except in the case of clauses (ii) and (iii) for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the Uniform Commercial Code, as amended (the “UCC”) in respect of, the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(v) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(ix) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ix) No Consents Required. No consent, approval, authorization or order of, or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(ix) No Association with FINRA. Neither such Selling Shareholder nor any of its affiliates, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the By-laws of FINRA), any member firm of FINRA, except for Blackstone Advisory Services L.P., Park Hill Group LLC and Park Hill Real Estate Group LLC.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of each Selling Shareholder as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholders, at the price of $33.21 per share, that proportion of the number of Securities set forth in Schedule B opposite the name of such Selling Shareholder, as the case may be, which the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, or at such other place as shall be agreed upon by the Underwriters and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to the respective bank accounts designated by the Selling Shareholders, as the case may be, against delivery to the Underwriters of certificates for the Securities to be purchased by them.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b). The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable

Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or, upon request, incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities by the Underwriters; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an “earning statement” (within the meaning of Rule 158 of the 1933 Act Regulations (“Rule 158”) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (including the definitions of certain terms used within that paragraph as set forth in Rule 158).

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on The New York Stock Exchange (“NYSE”).

(i) Restriction on Sale of Securities. During a period of 60 days from the date hereof, the Company will not, without the prior written consent of the Underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act (other than registration statements on Form S-8) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions in the foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or referred to in the Prospectus, (C) the issuance of any shares of Common Stock, or the grant of rights to acquire any shares of Common Stock, pursuant to employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, each as in effect on the date hereof or referred to, or incorporated by reference, in the Prospectus or (E) the issuance of up to 5% of the outstanding shares of Common Stock in connection with the acquisition of, or merger or joint venture with, another company (and the filing of a registration statement with respect thereto).

(j) Reporting Requirements. The Company will, during the period when the Prospectus is required to be delivered under the 1933 Act, file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders represents and agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and such other Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Selling Shareholders, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriters or by the Company and such other Underwriter, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and represents that it has complied and agrees that it will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement (except to the extent the Selling Shareholders are obligated to pay or cause to be paid any expenses described below), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) all costs and expenses incurred by the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being understood that the Company and the Underwriters shall each bear half of the costs, respectively, associated with the cost of aircraft and other transportation chartered in connection with the road show), (ix) the filing fees incident to, and the reasonable fees and disbursements of one counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, if any, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. It is understood, however, that except as provided in this Section, Section 6 and Section 7 hereof, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b) Expenses of the Selling Shareholders. Each Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of all of the representations and warranties of the

Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) Opinion of Counsel for Company. (i) At the Closing Time, the Underwriters shall have received an opinion and negative assurance letter, respectively, each dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Company, in substantially the form of Exhibits A and B hereto;

(ii) at the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Epstein Becker & Green, P.C., special regulatory counsel for the Company, in substantially the form of Exhibit C hereto; and

(iii) at the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Heidi S. Allen, the General Counsel of the Company, in substantially the form of Exhibit D hereto.

(c) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Selling Shareholders, in substantially the form of Exhibit E hereto.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, from the information given in the Prospectus or the General Disclosure Package, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof that are not qualified by materiality are true and correct in all material respects and the representations and warranties in Section 1(a) that are qualified by materiality are true and correct, in each case, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission. Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(f) Certificate of Selling Shareholders. At the Closing Time, the Underwriters shall have received a certificate of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE.

(j) [Reserved.]

(k) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit F hereto signed by each of the persons listed on Schedule D hereto.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such customary documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as reasonably incurred (including the reasonable fees and disbursements of one counsel chosen by the Underwriters), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a)(1) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus, any Issuer Free Writing Prospectus, information deemed to be a part thereof pursuant to Rule 430B or the Prospectus (or any amendment or supplement thereto).

(2) Each Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Selling Shareholders Information of such Selling Shareholder included in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the omission or alleged omission therefrom with respect to the Selling Shareholders Information of a material fact required to be stated therein or necessary to make the statements therein not misleading. The liability of each Selling Shareholder under this Section 6(a)(2) shall be limited to an amount equal to the total net proceeds received by such Selling Shareholder under this Agreement.

(b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholders and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in Section 6(a)(1) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any preliminary prospectus, any Issuer Free Writing Prospectus, information deemed to be a part thereof pursuant to Rule 430B or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein. The Company acknowledges that, under the heading “Underwriting” contained in the Prospectus (i) the name of each Underwriter in the table following the first paragraph, (ii) the first and second sentences of the first paragraph under the caption “Discount” and (iii) the first, second, and third paragraphs under the caption “Price Stabilization, Short Positions and Penalty Bids” constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnification may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability which such indemnifying party may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters, as well as the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (b) no Selling Shareholder shall be required to contribute any amount in excess of an amount equal to the total net proceeds received by such Selling Shareholder under this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Affiliate or selling agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholders, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by such system or by order of the Commission, FINRA or any other governmental authority, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Underwriters. If one of the Underwriters shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriter shall have the right, within 36 hours thereafter, to make arrangements for such non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the non-defaulting Underwriter shall not have completed such arrangements within such 36-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriter shall be obligated, to purchase the full amount thereof; or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate number of Securities to be purchased, the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriter to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the number thereof upon such terms herein set forth.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Underwriters or (ii) the Company and the Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Selling Shareholders or the Company. (a) If any Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, then the Underwriters may, by notice from the Underwriters to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve such Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Underwriters and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Barclays Capital Inc. shall be directed to it at 745 Seventh Avenue, New York, New York 10019, attention of Syndicate Registration (fax no.: (646) 834-8133); notices to Citigroup Global Markets Inc. shall be directed to it at 388 Greenwich Street, New York, New York 10013, attention of General Counsel (fax no.: (212) 816-7912); notices to the Company and any Selling Shareholder other than Ensemble Parent LLC shall be directed to it at 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919, attention of David Jones; and notices to Ensemble Parent LLC shall be directed to Ensemble Parent LLC, 345 Park Avenue, New York, New York 10154, attention of Neil Simpkins.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholders, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

[remainder of this page intentionally left blank; signature pages follow]

Very truly yours,

TEAM HEALTH HOLDINGS, INC.

By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to the Underwriting Agreement]

ENSEMBLE PARENT LLC,

by	/s/ Neil Simpkins
Name:	Neil Simpkins
Title:	Authorized Signatory

GREG ROTH

/s/ Greg Roth

EARL P. HOLLAND

/s/ Earl P. Holland

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Paul Abrahim Zadeh
Name:	Paul Abrahim Zadeh
Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Barclays Capital Inc	4,816,554
Citigroup Global Markets Inc.	4,816,553

Total	9,633,107

Sch A - 1

SCHEDULE B

Number of Initial Securities to be Sold
Ensemble Parent LLC	9,588,990
Greg Roth	40,000
Earl P. Holland	4,117

Total	9,633,107

Sch B - 1

SCHEDULE C

Pricing Information

Price per Share to Public:	$33.40
Shares Offered by the Selling Shareholders:	9,633,107

Sch C - 1

SCHEDULE D

List of persons and entities

subject to lock-up agreements

Ensemble Parent LLC

H. Lynn Massingale, M.D.

Greg Roth

David P. Jones

Heidi S. Allen

Neil P. Simpkins

Michael A. Dal Bello

James L. Bierman

Earl P. Holland

Glenn A. Davenport

Steven Epstein

Mary R. Grealy

Vicky B. Gregg

Sch D - 1

SCHEDULE E

None.

Sch E - 1

SCHEDULE F

SUBSIDIARIES

Entity	State of Incorporation
Access Nurse PM, Inc.	TN
After Hours Pediatrics, Inc.	FL
American Clinical Resources, Inc.	DE
Anesthesia Management West, Inc.	CO
Anesthesix Holdings, LLC	DE
Anesthesix Management, LLC	DE
Anthem Associates, LLC	FL
Billing Management, LLC	DE
Clinic Management Services, Inc.	TN
D&Y Healthcare Connectors, LLC	AL
Daniel & Yeager, Inc.	AL
DHP Management Services, Inc.	NC
DHP Parent, Inc.	NC
ECC Chattsworth Dalton MC, LLC	TN
ECC West Tennessee MC, LLC	TN
Emergency Coverage Corporation	TN
Emergency Management Midwest, Inc.	OK
Emergency Physician Associates, Inc.	NJ
Emergency Professional Services, Inc.	OH
EPA of Woodbury, Inc.	NJ
Exigence Management Company, Inc.	NY
Florida Hospital Medicine Services, Inc.	FL
Greenbrier Emergency Physicians, Inc.	WV
HCFS Health Care Financial Services, Inc.	FL
Health Care Alliance, Inc.	WV
Health Finance Corporation	DE
Healthcare Revenue Recovery Group, LLC	FL
Hospital Medicine Associates, LLC	FL
InPhyNet Contracting Services, Inc.	FL
InPhyNet South Broward, Inc.	FL
Kelly Medical Services Corporation	WV
MEA Emergency Management, Inc.	IL
Medical Management Resources, Inc.	FL
Mid-Atlantic ER Physicians, Inc.	TN
Northwest Emergency Physicians, Incorporated	WA
Northwest Hospital Medicine Physicians, Inc.	WA
Nurse on Demand, Inc.	TN
Paragon Contracting Services, Inc.	FL
Paragon Emergency Services, Inc.	FL
Physician Underwriting Group, Ltd.	Caymans
Psychiatrists Only, LLC	GA
Quantum Plus, Inc.	CA
Southeastern Emergency Physicians of Memphis, Inc.	TN
Southeastern Emergency Physicians, Inc.	TN
Southeastern Physician Associates, Inc.	TN

Sch F - 1

Southwest Florida Emergency Management, Inc.	FL
Spectrum Health International, Inc.	DE
Spectrum Healthcare Resources, Inc.	DE
Spectrum Healthcare Services, Inc.	DE
Spectrum Primary Care, Inc.	DE
Team Anesthesia Holdings, LLC	DE
Team Anesthesia, Inc.	TN
Team Finance, LLC	DE
Team Health Financial Services, Inc.	TN
Team Health, Inc.	TN
Team Radiology, Inc.	NC
TeamHealth Patient Safety Organization, Inc.	TN
The Emergency Associates for Medicine, Inc.	FL
THMS West Tennessee MC, LLC	TN
THMS-St. Joseph MC, LLC	TN
THSE-Marco Urgent Care, LLC	FL
THSE-South Florida MC, LLC	FL
THW Emergency Management of Houston, Inc.	TX

Sch F - 2

Exhibit A

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

[Provided separately]

A-1

Exhibit B

FORM OF NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

[Provided separately]

B-1

Exhibit C

FORM OF OPINION OF EPSTEIN BECKER & GREEN, P.C.

TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

[Provided separately]

C-1

Exhibit D

FORM OF OPINION OF HEIDI S. ALLEN

TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)

[Provided separately]

D-1

Exhibit E

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[Provided separately]

E-1

[Form of lock-up agreement from directors, executive officers and Ensemble Parent LLC pursuant to Section 5(k)]

Exhibit F

February 12, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Proposed Public Offering by Team Health Holdings, Inc.

Dear Sirs:

The undersigned understands that Barclays Capital Inc. and Citigroup Global Markets Inc. (the “Underwriters”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with Team Health Holdings, Inc., a Delaware corporation (the “Company”), and the persons named in Schedule B thereto (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with you that, during a period of 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriters, provided that (1) the undersigned receives a signed lock-up agreement substantially in the form of this letter for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession; or

(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the restrictions described in this letter shall not apply to:

(i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the Lock-Up Period;

(ii) tenders of shares of Common Stock made in response to a bona fide third party take-over bid made to all holders of shares of Common Stock or any other acquisition transaction whereby all or substantially all of the shares of Common Stock are acquired by a third party; or

(iii) the sale of shares of Common Stock by the undersigned pursuant to the Underwriting Agreement.

The undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities, unless the Underwriters have waived the lock-up restrictions imposed on the Company in connection with the Public Offering; provided that the undersigned may issue to the Company a notice of demand so long as no registration statement is filed during such Lock-Up Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

It is understood that, if the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective on or before March 14, 2013 or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from the obligations under this agreement.

Very truly yours,

Signature:

Print Name: